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                        SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement           [  ]  Confidential, for
[X]   Definitive Proxy Statement                  Use of Commission Only
                                                  (as
[  ]  Definitive Additional Materials             permitted by Rule
                                                  14a-6(e)(2))
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         PARLUX FRAGRANCES, INC.
            (Name of Registrant as Specified in its Charter)

                         PARLUX FRAGRANCES, INC.
               (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[  ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2),
      or Item 22(a)(2) of Schedule 14A.
[  ]  $500 per each party to the controversy pursuant to Exchange Act Rule
      14a-6(i)(3).
[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
      0-11.

      1)   Title of each class of securities to which transaction applies:

      2)   Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      4)   Proposed maximum aggregate value of transaction:

      5)   Total fee paid:

[X]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)   Amount Previously Paid:

      2)   Form, Schedule or Registration Statement No.:

      3)   Filing Party:

      4)   Date Filed:


                         PARLUX FRAGRANCES, INC.
                          3725 S.W. 30th Avenue
                     Fort Lauderdale, Florida 33312



                                                             July 12, 1996

Dear Stockholder:

      You are cordially invited to attend a special meeting of stockholders of Parlux Fragrances, Inc. (the "Company"). This meeting will be held at the Company's headquarters at 3725 S.W. 30th Avenue, Fort Lauderdale, FL 33312, at 10:00 AM, local time, on August 12, 1996.

      At the meeting, you will be asked to approve an amendment to the Company's certificate of incorporation to increase the number of shares of authorized common stock of the Company from 15,000,000 shares to 30,000,000 shares. The Board of Directors has unanimously approved this proposal and I urge you to vote in favor of it.

      Your vote is very important and I hope you will be able to attend the meeting. To ensure your representation at the meeting, even if you anticipate attending in person, I urge you to mark, sign, date and return the enclosed proxy card. If you attend, you will, of course, be entitled to vote in person.


                                       Sincerely,


                                       /s/ Ilia Lekach
                                       Ilia Lekach
                                       Chairman of the Board and
                                       Chief Executive Officer



                         PARLUX FRAGRANCES, INC.

                NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


To the stockholders of Parlux Fragrances, Inc.:

      A special meeting of stockholders (the "Special Meeting") of Parlux Fragrances, Inc., a Delaware corporation (the "Company"), will be held at the Company's headquarters at 3725 S.W. 30th Avenue, Fort Lauderdale, FL 33312, on August 12, 1996, at 10:00 AM, local time, for the purpose of approving an amendment to the Company's certificate of incorporation to increase the authorized common stock of the Company from 15,000,000 shares to 30,000,000 shares.

      A proxy statement with respect to the Special Meeting accompanies and forms a part of this Notice.

      The Board of Directors has fixed the close of business on June 28, 1996 as the record date for determining stockholders entitled to notice of, and to vote at, the Special Meeting.


                                       By order of the Board of Directors,


                                       /s/ Frank A. Buttacavoli
                                       Frank A. Buttacavoli
                                       Executive Vice President, Chief
                                       Financial Officer and Secretary


Fort Lauderdale, Florida
July 12, 1996



                         YOUR VOTE IS IMPORTANT

           PLEASE MARK, SIGN, AND DATE THE ENCLOSED PROXY AND
           RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER
            OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING.



                         PARLUX FRAGRANCES, INC.
                          3725 S.W. 30TH AVENUE
                        FORT LAUDERDALE, FL 33312

                             PROXY STATEMENT

      This Proxy Statement is furnished in connection with the solicitation by the board of directors (the "Board of Directors") of Parlux Fragrances, Inc., a Delaware corporation (the "Company"), of proxies for use at a special meeting of stockholders of the Company to be held on August 12, 1996, and any adjournment thereof (the "Special Meeting"). This Proxy Statement and accompanying form of proxy are first being mailed to stockholders on or about July 12, 1996.


                VOTING SECURITIES; PROXIES; REQUIRED VOTE

Voting Securities

      The Board of Directors has fixed the close of business on June 28, 1996 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting. As of the Record Date, the Company had outstanding 13,599,546 shares of common stock, par value $.01 per share (the "Common Stock"). Holders of Common Stock are entitled to notice of and to vote one vote per share of Common Stock owned as of the Record Date at the Special Meeting.

Proxies

      Mr. Ilia Lekach and Mr. Frank A. Buttacavoli, the persons named as proxies on the proxy card accompanying this Proxy Statement, were selected by the Board of Directors of the Company to serve in such capacity.
Messrs. Lekach and Buttacavoli are directors of the Company. Each executed and returned proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement. Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (i) an instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting in person at the Special Meeting.

Required Vote

      The holders of at least a majority of the outstanding shares of Common Stock represented in person or by proxy will constitute a quorum at the Special Meeting. At the Special Meeting, the vote of a majority of the outstanding shares of Common Stock is required to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 15,000,000 to 30,000,000.

      The election inspectors appointed for the meeting will tabulate the votes cast in person or by proxy at the Special Meeting and will determine whether or not a quorum is present. In accordance with Delaware corporate law, the election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority to vote as to certain shares, those shares will not be considered as present and entitled to vote.

                                PROPOSAL:

APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK OF THE COMPANY


      On June 25, 1996, the Board of Directors unanimously adopted resolutions declaring it advisable and in the best interests of the Company to increase the number of authorized shares of Common Stock from 15,000,000 to 30,000,000 shares (the "Amendment") and directing that the Amendment be submitted to the stockholders at the Special Meeting.

      As of the Record Date, 13,599,546 shares of Common Stock were issued and outstanding, leaving only 1,400,454 authorized but unissued shares available for issuance. Accordingly, the Board of Directors believes that there is not presently authorized a sufficient number of shares of Common Stock to give the Company the flexibility it needs for issuances in connection with possible financings, corporate acquisitions, stock dividends, employee benefit plans, acquisitions of property, or other corporate purposes. Having such authorized capital stock available for issuances in the future would allow additional shares of Common Stock to be issued without the expense and delay of subsequent special meetings of stockholders. The Board of Directors believes that eliminating this delay would better enable the Company to engage in financial transactions and acquisitions which take full advantage of changing market conditions. The Board of Directors has in the past and intends to continue in the future to issue shares of Common Stock in public offerings and private placements in order to achieve management's business plan and to meet the Company's liquidity requirements.

      If the Amendment is approved, the text of the first sentence of Article FOURTH would be deleted in its entirety and replaced with the following:

      Article FOURTH. The total number of shares of capital stock that the Corporation is authorized to issue is 35,000,000 shares, consisting of:

           (1) 30,000,000 shares of common stock, par value $.01 per share; and

           (2) 5,000,000 shares of preferred stock, par value $.01 per share.

Except as specifically set forth in the Amendment, the remaining paragraphs of Article FOURTH of the Company's Certificate of Incorporation would not be amended, modified or otherwise altered. If and when issued, the proposed authorized shares of Common Stock would have the same rights and privileges as the shares of Common Stock presently outstanding.

      Under Delaware corporate law, stockholders will not have any dissenters' or appraisal rights in connection with the Amendment. If the Amendment is approved by the stockholders, it will become effective upon filing a Certificate of Amendment with the Secretary of State of Delaware.

      Certain Effects of the Amendment. While management believes that the Amendment is beneficial to the Company and its stockholders and critical to the Company for achieving its corporate objectives, the following should be considered by a stockholder when deciding how to vote upon this Proposal:
(i) adoption of the Amendment would enable the Board of Directors to issue additional shares of Common Stock for such purposes and for such consideration as the Board of Directors may approve without further approval of the Company's stockholders, except as may be required by applicable law and the rules of the Nasdaq National Market; (ii) further issuances of Common Stock could have a dilutive effect on earnings per share and the voting power of existing holders of Common Stock and could adversely affect the market price of the Common Stock; (iii) the authorization to issue additional shares of capital stock could delay, discourage or prevent bids for the Common Stock at a premium over the market price of the Common Stock; and (iv) the Amendment could make the removal of management more difficult, even if such removal would be generally beneficial to the Company's stockholders. The Proposal is not the result of management's knowledge of any specific effort to accumulate the Company's securities or to obtain control of the Company by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise.

      Interests of Certain Persons in Matters to be Acted Upon. On May 16, 1996, Messrs. Ilia Lekach, Rachmil Lekach, Zalman Lekach and Frank Buttacavoli agreed not to exercise stock options to purchase approximately 1,100,000 shares of Common Stock issued to them pursuant to their respective employment agreements until the Company's authorized capital stock consisted of at least 20,000,000 shares of Common Stock. If the Amendment is adopted and upon the filing of the related certificate of amendment to the Company's certificate of incorporation, such agreement will terminate in accordance with its terms and the options covered thereby will be freely exercisable.

      On July 2, 1996, the Company issued to accredited investors $10,000,000 in aggregate principal amount of 5% Convertible Debentures due June 1, 1997 (the "Convertible Debentures") pursuant to a private placement. As a condition to closing the sale of the Convertible Debentures, Mr. Ilia Lekach, the Chairman and Chief Executive Officer of the Company, agreed to personally guarantee the Company's obligations under the subscription agreement relating thereto, including paying the purchaser specified liquidated damages in the event the Company did not effect an amendment to its certificate of incorporation to increase the number of authorized shares of Common Stock to 30,000,000 shares within a certain period of time. If the Amendment is adopted by the Company's stockholders, additional shares of Common Stock will be available for any subsequent conversion of the Convertible Debentures and Mr. Lekach's personal guarantee will terminate.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION.




                            OTHER INFORMATION


Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth as of the Record Date certain information with respect to the number of shares of Common Stock beneficially owned by (i) each director of the Company who beneficially owns Common Stock, (ii) the Company's chief executive officer and the other most highly compensated executive officers of the Company whose total salary and bonus exceeded $100,000 during fiscal 1996, (iii) all directors and executive officers of the Company as a group and (iv) based on information available to the Company and a review of statements filed with the SEC pursuant to Section 13(d) and 13(g) of the Securities Act of 1934, as amended (the "Exchange Act"), each person or entity that beneficially owns (directly or together with affiliates) more than 5% of the Common Stock. The Company believes that each individual or entity named has sole investment and voting power with respect to shares of Common Stock indicated as beneficially owned by them, except as otherwise noted.


                                               Common Stock
                                               Beneficially   Percentage
              Name                               Owned(1)    Ownership(1)
Directors and Executive Officers:

Ilia Lekach (2)...............................   2,400,368     17.3%
Zalman Lekach (3).............................    219,000       1.6
Frank A. Buttacavoli (4)......................    200,000       1.5
Danielle Petit................................      5,000       *
Albert F. Vercillo (5)........................    110,000       *
Frederick Purches ............................     83,000       *
Glen Gopman (6)...............................      4,100       *
Mayi de la Vega (7)...........................      2,000       *
All directors and executive officers as a
  group (9 persons)...........................  3,023,468       21.3

Other Principal Stockholders:

Pacific Investment Group, Inc. (8)............  1,727,980       12.7%
Fred Hayman Beverly Hills, Inc. (9)...........    700,000        5.1


___________________________
*  Indicates beneficial ownership of less than 1%

(1) Calculated pursuant to Rule 13d-3 of the Exchange Act. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. As of the Record Date, the Company had 13,599,546 shares of Common Stock outstanding.

(2) Consists of (a) 392,388 shares owned jointly by Mr. Lekach and his wife,
    (b) 1,727,980 shares owned or controlled by Pacific Investment Group Inc., a corporation owned by Mr. Lekach and (c) immediately exercisable warrants to purchase 280,000 shares of Common Stock issued to Mr. Lekach pursuant to his employment agreement, subject to stockholder approval of the Amendment. The address of Mr. Lekach is 3725 S.W. 30th Avenue, Fort Lauderdale, FL 33312.

(3) Includes immediately exercisable warrants to purchase 60,000 shares of common stock issued to Mr. Lekach pursuant to his employment agreement, subject to stockholder approval of the Amendment.

(4) Includes immediately exercisable warrants to purchase 188,000 shares of common stock issued to Mr. Buttacavoli pursuant to his employment agreement, subject to stockholder approval of the Amendment.

(5) Includes immediately exercisable warrants to purchase 20,000 shares of Common Stock issued to Mr. Vercillo pursuant to his consulting agreement with the Company and immediately exercisable options to purchase 30,000 shares of Common Stock issued pursuant to the Company's 1989 Stock Option Plan.

(6) Includes an immediately exercisable warrant to purchase 2,000 share of Common Stock.

(7) Represents an immediately exercisable warrant to purchase shares of Common Stock

(8) Address is c/o Ilia Lekach, 3725 S.W. 30th Avenue, Fort Lauderdale, FL
    33312.

(9) Address is 190 N. Canon   Drive, Suite 400, Beverly Hills, CA  90210.


Proxy Solicitation Expense

   The expense of the proxy solicitation will be paid by the Company. In addition to the solicitation of proxies by use of the mails, solicitation also may be made by telephone, telegraph or personal interview by directors, officers and regular employees of the Company, none of whom will receive additional compensation for any such solicitation. The Company does not anticipate that the costs and expenses incurred in connection with this proxy solicitation will exceed those normally expended for a proxy solicitation for those matters to be voted on in a special meeting of stockholders. The Company will, upon request, reimburse brokers, banks and similar organizations for out-of-pocket and reasonable clerical expenses incurred in forwarding proxy material to their principals.

Proposals of Stockholders For 1997 Annual Meeting

   Notices of any stockholder proposals intended for action at the 1996 Annual Meeting of Shareholders were due at the Company's principal executive offices on May 20, 1996. Stockholders of the Company who intend to present a proposal for action at the 1997 Annual Meeting of Stockholders of the Company must notify the Company's management of such intention by notice received at the Company's principal executive offices no later than May 20, 1997 for such proposal to be included in the Company's proxy statement and form of proxy relating to such meeting.


                                    By order of the Board of Directors,


                                    /s/ Ilia Lekach
                                    Ilia Lekach
                                    Chairman of the Board and
                                    Chief Executive Officer


Fort Lauderdale, Florida
July 12, 1996

Each stockholder, whether or not he or she expects to be present in person at the Special Meeting, is requested to MARK, SIGN, DATE and RETURN THE ENCLOSED PROXY in the accompanying envelope as promptly as possible. A stockholder may revoke his or her proxy at any time prior to voting.



PROXY               PARLUX FRAGRANCES, INC.                     This proxy
        3725 S.W. 30th Avenue, Fort Lauderdale, FL 33312       is solicited
                                                             on behalf of the
                                                            Board of Directors


                  PROXY FOR A SPECIAL MEETING OF STOCKHOLDERS
                         To Be Held On August 12, 1996

   The undersigned stockholder(s) hereby appoint(s) Mr. Ilia Lekach and Mr. Frank A. Buttacavoli, and each of them, with power of substitution, as attorney and proxy for and in the name and place of the undersigned, and hereby authorizes them to represent and to vote all of the shares of Common Stock of Parlux Fragrances, Inc. held of record as of June 28, 1996, which the undersigned is entitled to vote at a Special Meeting of Stockholders of Parlux Fragrances, Inc. to be held on August 12, 1996 at the Company headquarters at 3725 S.W. 30th Avenue, Fort Lauderdale, FL 33312, at 10:00 AM local time, and at any adjournment thereof.

The Board of Directors recommends a vote FOR Proposal 1.


1. APPROVAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF THE COMPANY'S AUTHORIZED COMMON STOCK FROM 15,000,000 TO 30,000,000.



        [ ] FOR              [ ] AGAINST             [ ] ABSTAIN



   This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposal 1.


                                   Please sign exactly as the name appears
                                   on your stock certificate.  When shares
                                   are held by joint tenants, both should
                                   sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. If you sign for a partnership, please sign in partnership name by an authorized person.

                                   DATED _______________________, 1996


                                   Signature___________________________

                                   ____________________________________
                                   Signature (if held jointly)



            PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                             USING THE ENCLOSED ENVELOPE.